EXHIBIT B

Information with respect to Transactions Effected During the Past Sixty Days

Except as otherwise specified, all of the below transactions in the Common Stock were traded in the ordinary course over the New York Stock Exchange.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
8/3/2017	Purchase	79,848	$21.84	(1)
8/3/2017	Purchase	16,759	$22.06	(2)
8/4/2017	Purchase	13,894	$22.01	(3)
8/4/2017	Purchase	10,228	$22.89	(4)
8/7/2017	Purchase	39,718	$22.63	(5)
8/8/2017	Purchase	26,152	$22.82	(6)
8/11/2017	Purchase	8,780	$22.04	(7)
8/11/2017	Purchase	20,166	$22.53	(8)
8/14/2017	Purchase	24,166	$23.46	(9)
8/16/2017	Purchase	14,472	$22.74	(10)
8/17/2017	Purchase	28,750	$22.33	(11)
8/17/2017	Purchase	193	$23.12	(12)
8/25/2017	Purchase	19,291	$22.70	(13)
8/29/2017	Purchase	19,298	$22.70	(14)
9/8/2017	Purchase	86,780	$19.93	(15)
9/8/2017	Purchase	7,232	$20.15	(16)
9/11/2017	Purchase	72,368	$19.98	(17)
9/12/2017(18)	Purchase	1,880,223	$21.25
9/13/2017	Purchase	12,523	$19.49	(19)
9/14/2017	Purchase	35,705	$19.50
9/15/2017	Purchase	57,878	$18.98	(20)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
8/3/2017	Purchase	2,804	$21.84	(1)
8/3/2017	Purchase	589	$22.06	(2)
8/4/2017	Purchase	506	$22.01	(3)
8/4/2017	Purchase	372	$22.89	(4)
8/7/2017	Purchase	1,450	$22.63	(5)
8/8/2017	Purchase	952	$22.82	(6)
8/11/2017	Purchase	320	$22.04	(7)
8/11/2017	Purchase	734	$22.53	(8)
8/14/2017	Purchase	884	$23.46	(9)
8/16/2017	Purchase	528	$22.74	(10)
8/17/2017	Purchase	1,050	$22.33	(11)
8/17/2017	Purchase	7	$23.12	(12)
8/25/2017	Purchase	709	$22.70	(13)
8/29/2017	Purchase	702	$22.70	(14)
9/8/2017	Purchase	3,220	$19.93	(15)
9/8/2017	Purchase	268	$20.15	(16)
9/11/2017	Purchase	2,632	$19.98	(17)
9/12/2017(18)	Purchase	69,777	$21.25
9/13/2017	Purchase	441	$19.49	(19)
9/14/2017	Purchase	1,331	$19.50
9/15/2017	Purchase	2,122	$18.98	(20)

(1)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.23 to $21.995. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.00 to $22.63. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(3)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.69 to $22.48. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(4)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.52 to $23.04. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(5)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.35 to $22.89. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(6)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.68 to $23.00. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(7)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $21.50 to $22.40. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(8)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.42 to $22.70. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(9)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $23.22 to $23.81. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(10)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.01 to $22.96. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(11)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.08 to $23.04. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(12)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $23.07 to $23.16. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(13)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.42 to $22.92. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(14)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $22.20 to $22.92. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(15)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.77 to $20.20. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(16)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $20.08 to $20.20. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(17)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.86 to $20.05. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(18)	Purchased in the Issuer’s underwritten registered public offering, which closed on September 12, 2017.
(19)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.45 to $19.50. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(20)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.66 to $19.14. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.